Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Fourth Quarter and Fiscal Year 2018 Financial Results

Company Achieves Growth and Profitability During the Quarter

ALISO VIEJO, CA, March 13, 2019 – Smith Micro Software, Inc. (NASDAQ: SMSI) today reported financial results for its fourth quarter and fiscal year ended December 31, 2018.

“Our fiscal 2018 was a solid year for the Company, achieving several significant milestones across all facets of the organization,” said William W. Smith Jr., President and CEO of Smith Micro Software. “We entered 2018 with a concentrated focus of returning the company to growth, profitability, and positive cash flow. I am pleased to report that we achieved success on all three fronts, while continuing to streamline our operations and rationalize our product lineup.”

“During the year, we significantly strengthened our balance sheet, paid down substantially all our debt obligations, and strategically acquired a third leg to our wireless product stool with the acquisition of the Smart Retail product suite that we have branded as ViewSpot.”

Mr. Smith concluded, “We enter 2019 with strong momentum, focused on maintaining our technology leadership position, adding new customers, and accelerating growth.”

Fourth Quarter 2018 Financial Results:

Smith Micro Software reported revenue of $7.4 million for the fourth quarter ended December 31, 2018, compared to $5.7 million reported in the fourth quarter ended December 31, 2017.

Fourth quarter 2018 gross profit was $6.4 million, compared to $4.4 million reported in the fourth quarter of 2017.

Smith Micro Software Fourth Quarter and Fiscal Year 2018 Financial Results	Page 2 of 7

Gross profit as a percentage of revenue was 87 percent for the fourth quarter of 2018, compared to 76 percent for the fourth quarter of 2017.

Generally accepted accounting principles in the United States (“GAAP”) net income available to common stockholders for the fourth quarter of 2018 was $2.8 million, or $0.10 earnings per share, compared to a GAAP net loss available to common stockholders of $0.2 million, or $0.01 loss per share, for the fourth quarter of 2017.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, loss on debt extinguishment, restructuring adjustments, acquisitions costs, preferred stock dividends, and a normalized tax expense) for the fourth quarter of 2018 was $0.9 million, or $0.03 earnings per share, compared to a non-GAAP net loss of $0.7 million, or $0.05 loss per share, for the fourth quarter of 2017.

Year Ended 2018 Financial Results:

Smith Micro Software reported revenue of $26.3 million for the year ended December 31, 2018, compared to $23.0 million reported for the year ended December 31, 2017.

Gross profit for the year ended December 31, 2018 was $22.0 million, compared to $17.9 million reported for the same period in 2017.

Gross profit as a percentage of revenue was 84 percent for the year ended December 31, 2018, compared to 78 percent for the year ended December 31, 2017.

GAAP net loss available to common stockholders for the year ended December 31, 2018 was $3.1 million, or $0.14 loss per share, compared to a GAAP net loss available to common stockholders of $6.7 million, or $0.49 loss per share, for the same period in 2017.

Non-GAAP net loss (which excludes stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, loss on debt extinguishment, restructuring adjustments, acquisitions costs, preferred stock dividends, and a normalized tax expense) for the year ended December 31, 2018 was less than $0.1 million, or break-even earnings per share, compared to a non-GAAP net loss of $3.5 million, or $0.26 loss per share, for the year ended December 31, 2017.

Total cash and cash equivalents at December 31, 2018 were $12.2 million.

Smith Micro Software Fourth Quarter and Fiscal Year 2018 Financial Results	Page 3 of 7

To supplement our financial information presented in accordance with GAAP, the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss) available to common stockholders, and earnings (loss) per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, loss on debt extinguishment, restructuring adjustments, acquisitions costs, and preferred stock dividends. Additionally, since we are in a cumulative loss position, a non-GAAP income tax expense (benefit) was computed using a 24 percent and 38 percent tax rate for 2018 and 2017, respectively, using the Company’s normalized combined U.S. federal, state, and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net income (loss) and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro Software will hold an investor conference call today, March 13, 2019 at 4:30 p.m. EDT, to discuss the Company’s fourth quarter and year ended 2018 financial results. To access the call, dial 1-877-270-2148; international participants can call 1-412-902-6510. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and Cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display, performing

Smith Micro Software Fourth Quarter and Fiscal Year 2018 Financial Results	Page 4 of 7

analytics on any product set, and 2D/3D graphics applications. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. Third-party trademarks mentioned are the property of their respective owners.

Forward-Looking Statements:

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results, including statements related to our financial prospects and other projections of our performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are changes in demand for our products from our customers and their end-users, customer concentration, given that the majority of our sales depend on a few large customer relationships, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

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Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) – unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Note Issue/ Discount	Fair Value Adjustments	Loss on Debt Extinguishment	Restructuring Adjustments	Acquisition Costs	Preferred Stock Dividends	Taxes	Non- GAAP
Three Months Ended 12/31/18:
Gross profit	$6,424	$-	$-	$-	$-	$-	$-	$-	$-	$-	$6,424
Income before provision for income taxes	2,783	261	60	42	(2,314)	203	-	201	-	-	1,236
Net income available to common stockholders	2,767	261	60	42	(2,314)	203	-	201	34	(315)	939
Earnings per share: basic	0.10	0.01	0.00	0.00	(0.09)	0.01	-	0.01	0.00	(0.01)	0.03
Earnings per share: diluted	0.10	0.01	0.00	0.00	(0.08)	0.01	-	0.01	0.00	(0.01)	0.03

Three Months Ended 12/31/17:
Gross profit	$4,377	$-	$-	$-	$-	$-	$-	$-	$-	$-	$4,377
Loss before provision for income taxes	(725)	169	63	66	-	-	(691)	-	-	-	(1,118)
Net loss available to common stockholders	(160)	169	63	66	-	-	(691)	-	-	(140)	(693)
Loss per share: basic and diluted	(0.01)	0.01	0.00	0.00	-	-	(0.05)	-	-	(0.01)	(0.05)

Year Ended 12/31/18:
Gross profit	$21,952	$-	$-	$-	$-	$-	$-	$-	$-	$-	$21,952
Loss before provision for income taxes	(2,727)	935	249	239	812	203	-	201	-	-	(88)
Net loss available to common stockholders	(3,144)	935	249	239	812	203	-	201	404	34	(67)
Loss per share: basic and diluted	(0.14)	0.04	0.01	0.01	0.04	0.01	-	0.01	0.02	0.00	(0.00)

Year Ended 12/31/17:
Gross profit	$17,892	$-	$-	$-	$-	$-	$-	$-	$-	$-	$17,892
Loss before provision for income taxes	(7,207)	1,170	258	460	-	405	(691)	-	-	-	(5,605)
Net loss available to common stockholders	(6,661)	1,170	258	460	-	405	(691)	-	-	1,584	(3,475)
Loss per share: basic and diluted	(0.49)	0.09	0.02	0.03	-	0.03	(0.05)	-	-	0.12	(0.26)

Note: Loss per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

Smith Micro Software Fourth Quarter and Fiscal Year 2018 Financial Results	Page 6 of 7

Smith Micro Software, Inc.

Statements of Operations

(in thousands, except per share amounts) - unaudited

	For the Three Months		For the Year Ended
	Ended December 31,		December 31,
	2018	2017	2018	2017
Revenues	$7,352	$5,732	$26,285	$22,974
Cost of revenues	928	1,355	4,333	5,082
Gross profit	6,424	4,377	21,952	17,892

Operating expenses:
Selling and marketing	1,296	1,519	5,784	6,186
Research and development	2,103	2,181	8,602	8,952
General and administrative	2,308	1,903	8,607	8,551
Restructuring expense	38	(691)	173	(123)
Total operating expenses	5,745	4,912	23,166	23,566
Operating income (loss)	679	(535)	(1,214)	(5,674)
Non-operating expenses:
Interest expense, net	(29)	(192)	(472)	(1,120)
Change in fair value of warrant liability	2,314	-	(812)	-
Loss on debt extinguishment	(203)	-	(203)	(405)
Other income (expense), net	22	2	(26)	(8)
Income (loss) before provision for income taxes	2,783	(725)	(2,727)	(7,207)
Provision for income tax expense (benefit)	(18)	(565)	13	(546)
Net income (loss)	2,801	(160)	(2,740)	(6,661)
Less preferred stock dividends	(34)	-	(404)	-
Net income (loss) available to common stockholders	$2,767	$(160)	$(3,144)	$(6,661)

Earnings (loss) per share:
Basic	$0.10	$(0.01)	$(0.14)	$(0.49)
Diluted	$0.10	$(0.01)	$(0.14)	$(0.49)

Weighted average shares outstanding:
Basic	26,925	14,281	22,322	13,489
Diluted	27,395	14,281	22,322	13,489

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Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash & cash equivalents	$12,159	$2,205
Accounts receivable, net	7,130	5,145
Prepaid and other assets	795	576
Total current assets	20,084	7,926
Equipment & improvements, net	865	1,229
Deferred tax asset, net	191	404
Other assets	140	146
Intangible assets, net	238	487
Goodwill	3,685	3,685
TOTAL ASSETS	$25,203	$13,877

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,160	$1,333
Accrued payroll and benefits	1,745	1,994
Related-party notes payable	-	1,000
Other accrued liabilities	450	416
Deferred revenue	28	73
Total current liabilities	3,383	4,816

Related-party notes payable, net	-	1,200
Notes payable, net	-	1,558
Deferred rent	723	970
Other long-term liabilities	534	766
Total non-current liabilities	1,257	4,494

Stockholders' Equity:
Preferred stock	-	-
Common stock	28	14
Additional paid in capital	256,626	237,486
Accumulated comprehensive deficit	(236,091)	(232,933)
Total stockholders' equity	20,563	4,567
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$25,203	$13,877